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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): OCTOBER 31, 1997



                           HALTER MARINE GROUP, INC.
            (Exact name of registrant as specified in its charter)



           DELAWARE                     1-12159                  75-2656828
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)



         13085 INDUSTRIAL SEAWAY ROAD,
             GULFPORT, MISSISSIPPI                                39503
   (Address of principal executive offices)                     (Zip Code)



       Registrant's telephone number, including area code: 601/896-0029
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ITEM 5.   OTHER EVENTS

     NEW CREDIT FACILITY

          The Halter Marine Group, Inc. (the "Company") replaced its existing senior credit facility with a new senior credit facility (the "New Credit Facility") effective as of October 31, 1997. The Company is a party to the New Credit Facility with a group of banks for whom Whitney National Bank, BankBoston, N.A. and The First National Bank of Chicago will act as co-agents. This summary does not purport to be complete and is subject to the detailed provisions of the loan agreements and various related documents entered into in connection with the New Credit Facility. The loan agreement is attached hereto as an exhibit.

          The New Credit Facility provides for a revolving credit facility of $150 million, with a $60 million sublimit for letters of credit.
     Borrowings under the New Credit Facility are unsecured but are guaranteed by the Company's subsidiaries. Borrowings under the New Credit Facility are available for working capital and general corporate purposes, including permitted acquisitions. All amounts outstanding under the New Credit Facility are due on September 30, 2002.

          Borrowings under the New Credit Facility bear interest, at the option of the Company, at either (i) LIBOR plus 0.75% to 1.75% or (ii) the Base Rate (as defined therein). The range of rates over LIBOR is set quarterly based on the Company's ratio of funded debt (as defined therein) to EBITDA (as defined therein). The Company is required to pay certain fees in connection with the New Credit Facility, including a commitment fee ranging from 0.2% to 0.5% per year (depending on the Company's ratio of funded debt to EBITDA) on the unused portion of the revolving credit facility.

          The New Credit Facility requires that the Company meet certain consolidated net worth requirements. In addition, the Company is required to maintain certain financial ratios, including an interest coverage ratio (as defined therein), a minimum fixed charge coverage ratio (as defined therein) and a maximum consolidated funded debt to EBITDA ratio (as defined therein).

          The New Credit Facility contains customary representations and warranties and requires compliance by the Company with certain other covenants, including, among other things, covenants limiting (i) payment of dividends and other distributions, (ii) consolidations and mergers, (iii) acquisitions and capital expenditures and (iv) transactions with affiliates. The New Credit Facility contains customary events of default, including, among other things, (a) the failure to pay interest, principal or fees when due, (b) the material inaccuracy of representations or warranties, (c) insolvency, bankruptcy events or certain material judgments and (d) a change of control of the Company.


                                      -2-
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     COMPLETION OF ACQUISITIONS

          On November 11, 1997 the Company issued a press release (the "Press Release") announcing the completion of its acquisition of three companies that have formed the basis of its new Engineered Products Group. For additional information, reference is made to the Press Release, a copy of which is attached as an exhibit hereto.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  Exhibits

          Exhibit 10.1 - Revolving Credit Agreement effective October 31, 1997 by and among Halter Marine Group, Inc., as Borrower, Whitney National Bank, as Administrative Agent, BankBoston, N.A., as Syndication Agent, The First National Bank of Chicago, as Documentation Agent and the Banks named therein, as Banks.

          Exhibit 10.2 - Press Release of Registrant dated November 11, 1997.


                                      -3-
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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALTER MARINE GROUP, INC.



Date: November 12, 1997            By: /s/ Keith L. Voigts
                                       ------------------------------------
                                              Keith L. Voigts
                                              Senior Vice President